UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2011
Comarco, Inc.
(Exact name of registrant as specified in its charter)
000-05449
(Commission File Number)

California (State or other jurisdiction of incorporation)	95-2088894 (I.R.S. Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 599-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On June 30, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of Comarco, Inc. (the “Company”) approved an increase in the annual base salary payable to Thomas Lanni, the Company’s Vice President and Chief Technology Officer, from $200,012 to $230,012, retroactive to May 1, 2011. The Committee previously approved the grant of 30,000 Restricted Stock Units (the “Units”) to Mr. Lanni pursuant to the Company’s 2005 Equity Incentive Plan. The Units were granted on July 5, 2011 and will vest in full on July 5, 2012, unless Mr. Lanni voluntarily terminates his employment with the Company prior to that date.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.
Date: July 6, 2011	By:	/s/ ALISHA K. CHARLTON
Alisha K. Charlton
Chief Accounting Officer